UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2009

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 FIFTH AVENUE, 23rd FLOOR NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 489-2100

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Delcath Systems, Inc. (the “Company”) has announced that, effective July 6, 2009, Eamonn P. Hobbs has been appointed President and Chief Executive Officer of the Company.

Mr. Hobbs has been a director of the Company since October 2008. He has over 25 years of experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. From 1988 until earlier this year, Mr. Hobbs was President and CEO of AngioDynamics, Inc. As a co-founder, he built AngioDynamics into a leading medical technology company with an international market presence and a highly diverse product line. Throughout his tenure at AngioDynamics, Mr. Hobbs led the Company's efforts in marketing, strategic planning, product development and general management.

In connection with his appointment, Mr. Hobbs has entered into a two-year employment agreement with the Company effective July 6, 2009.  The agreement provides that Mr. Hobbs (i) will receive a base salary of $425,000 per year, (ii) is eligible to receive an annual bonus based on performance, (iii) has been granted options to purchase 800,000 shares of the Company’s common stock, 50,000 of which are exercisable immediately with the balance exercisable ratably on the first three anniversaries of such effective date, subject to forfeiture in the event of certain circumstances and acceleration upon achieving certain Company performance milestones, a change in control or involuntary termination, (iv) will be granted on January 4, 2010 an option to purchase an additional 50,000 such shares exercisable pursuant to the same vesting provisions, (v) a special one-time starting bonus of $175,000, which is subject to claw-back in certain circumstances, (vi) in the event of certain involuntary terminations, will receive, subject to the delivery of a general release, severance equal to the greater of one year’s base salary or the balance of base salary payable under the agreement, plus certain earned bonus amounts, and (vii) will be eligible for certain customary benefits.  The agreement also contains certain customary terms, including non-competition, non-solicitation, non-disparagement and confidentiality covenants.  The foregoing description of the employment agreement is qualified in its entirety by reference to a copy thereof filed as Exhibit 10.1 to this Form 8-K.

Mr. Hobbs replaces Richard L. Taney, who resigned effective July 6, 2009 as President and Chief Executive Officer of the Company pursuant to a separation and general release agreement, which confirms the entitlements of Mr. Taney under his existing employment agreement and certain other matters. Mr. Taney will continue as a member of the Board of Directors of the Company. The foregoing description of the separation and general release agreement is qualified in its entirety by reference to a copy thereof filed as Exhibit 10.2 to this Form 8-K.

On July 6, 2009, the Company issued a press release announcing certain of the foregoing matters, a copy of which release is filed as Exhibit 99.1 to this Form 8-K

Item 9.01      Financial Statements and Exhibits.

Exhibits.   The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Eamonn P. Hobbs and the Company.
10.2	Separation and General Release Agreement between Richard L. Taney and the Company
99.1	Press Release dated July 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2009

DELCATH SYSTEMS, INC.

By:	/s/ Eamonn P. Hobbs
	Name:	Eamonn P. Hobbs
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between Eamonn P. Hobbs and the Company.

10.2	Separation and General Release Agreement between Richard L. Taney and the Company

99.1	Press Release dated July 6, 2009